EXHIBIT 99.3



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           FORM 11-K
                         ANNUAL REPORT
                Pursuant to Section 15(d) of the
                Securities Exchange Act of 1934





         [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

          For the fiscal year ended December 31, 1997

                               OR

        [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

    For the transition period from __________ to __________




                 Commission File Number 1-1430



         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:



                     EMPLOYEES SAVINGS PLAN


         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                    REYNOLDS METALS COMPANY
                     6601 West Broad Street
                        P. O. Box 27003
                 Richmond, Virginia 23261-7003

                      REQUIRED INFORMATION

               FINANCIAL STATEMENTS AND EXHIBITS



FINANCIAL STATEMENTS

                                                         Page No.

Report of Independent Auditors............................   F-1

Audited Financial Statements

 Statement of Net Assets Available for
   Plan Benefits, with Fund Information...................   F-2
 Statement of Changes in Net Assets Available
   for Plan Benefits, with Fund Information...............   F-4
 Notes to Financial Statements............................   F-5


EXHIBITS

 Exhibit A  Consent of Independent Auditors

                         SIGNATURES


          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, Reynolds Metals Company, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EMPLOYEES SAVINGS PLAN




                              By: /s/ F. Robert Newman
                                ---------------------------------
                                F. Robert Newman
                                Vice President, Human Resources
                                Reynolds Metals Company


DATE:  June 24, 1998

      Report of Ernst & Young LLP, Independent Auditors


Board of Directors
Reynolds Metals Company

We have audited the accompanying statements of net assets available for plan benefits of the Employees Savings Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for plan benefits for the year ended December 31, 1997. These financial statements are the responsibility of the management of Reynolds Metals Company, the Plan's sponsor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                     /s/ ERNST & YOUNG LLP
Richmond, Virginia
June 19, 1998

                                            Employees Savings Plan

                    Statement of Net Assets Available for Plan Benefits, with Fund Information

                                                (Dollars in Thousands)



                                                           December 31, 1997
                                     ---------------------------------------------------------------------------------------
                                                         Fund Information
                                     ---------------------------------------------------------------------------
                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
Assets
Investment in Master Trust              $1,315     $2,038       $818       $4,676     $175     $637       $438      $10,097
Accrued income                               7          -          -            -        -        -          -            7
Contributions receivable                     5          8          5            7        2        2          -           29
                                       ---------------------------------------------------------------------------------------
Net assets available for plan benefits  $1,327     $2,046       $823       $4,683     $177     $639       $438      $10,133
                                       =======================================================================================

See accompanying notes.


                                               Employees Savings Plan

                    Statement of Net Assets Available for Plan Benefits, with Fund Information

                                         (Dollars in Thousands)


                                                             December 31, 1996
                                       -------------------------------------------------------------------------------------
                                                         Fund Information
                                       ---------------------------------------------------------------------------
                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       -------------------------------------------------------------------------------------
Assets
Investment in Master Trust              $242       $642         $342       $3,875     $70      $150       $255      $5,576
Accrued income                             1          -            -            -       -         -          -           1
Contributions receivable                   -          7            3            6       1         2          -          19
                                       ---------------------------------------------------------------------------------------
Net assets available for plan benefits  $243       $649         $345       $3,881     $71      $152       $255      $5,596
                                       =======================================================================================

See accompanying notes.

                                                 Employees Savings Plan

                    Statement of Changes in Net Assets Available for Plan Benefits, with Fund Information

                                                  (Dollars in Thousands)

                                                        Year ended December 31, 1997
                                       ---------------------------------------------------------------------------------------
                                                         Fund Information
                                       ---------------------------------------------------------------------------
                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
Additions to net assets:
 Net investment gain from
  Master Trust (Note 3)                 $  101     $  397       $119       $  288              $114       $ 33      $ 1,052
 Assets transferred from other plans     1,057        334        105         850      $ 35       57        146        2,584

Contributions:
 Employer                                   30         81         41         137        14       25          -          328
 Employee                                  114        335        182         686        66      147          -        1,530
                                       ---------------------------------------------------------------------------------------
                                           144        416        223         823        80      172          -        1,858
                                       ---------------------------------------------------------------------------------------

Total Additions                          1,302      1,147        447       1,961       115      343        179        5,494

Deductions from net assets:
 Withdrawals by participants               167         94         52         566         7       14         57          957

Interfund transfers                        (51)       344         83        (593)       (2)     158         61            -
                                       ---------------------------------------------------------------------------------------

Net increase                             1,084      1,397        478         802       106      487        183        4,537

Net assets available for plan benefits:
 Beginning of year                         243        649        345       3,881        71      152        255        5,596
                                       ---------------------------------------------------------------------------------------
 End of year                            $1,327     $2,046       $823      $4,683      $177     $639       $438       $10,133
                                       =======================================================================================

See accompanying notes.


                   Employees Savings Plan

                Notes to Financial Statements

                      December 31, 1997

                   (Dollars in Thousands)


1. Significant Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

The accounting records of the Employees Savings Plan
("Plan") are maintained on the accrual basis. All securities transactions are recorded as of the trade date.

Investments in Reynolds Metals Company Stock (stated at fair value) are valued at the last reported sales price on the last business day of the year. Investments in mutual funds are measured by quoted market prices and are reported at aggregate fair value at year-end. Guaranteed investment contracts with insurance companies are reported at "contract value", which equals cost plus accrued income. Structured investment contracts are reported at fair value, which in the case of structured investment contracts equals contract value.

2. Summary of Significant Plan Provisions

Reynolds Metals Company ("the Company") established the Plan effective January 1, 1990, covering all eligible employees of the Company and designated subsidiaries (each an "Employer") who elect to contribute. The Plan is a defined contribution plan under the Employee Retirement Income Security Act of 1974 ("ERISA") and qualifies as a "cash or deferred" arrangement under Section 401(k) of the Internal Revenue Code. A complete description of the Plan is contained in the Summary Plan Description and in the Plan document, copies of which are available from the Company.

Plan participation is available to eligible employees on the later of (a) 30 days after beginning their employment with an Employer, or (b) the date at which their Employer adopts the Plan. Plan participation is voluntary.

                   Employees Savings Plan

2. Summary of Significant Plan Provisions (continued)

A participant may elect to make payroll contributions to the Plan in specified amounts ranging from 1% to 12% of compensation in 1% increments. At certain locations, the Employer will contribute to the Plan on behalf of each participant a fixed percentage of a portion of the payroll contributions made by the participant.

Eligible employees who receive a profit-sharing award, gainsharing payment or other designated type of lump sum payment are also allowed to contribute between 10% and 50% of the award and/or payment (in 10% increments) to the Plan. Such contributions are not matched by the Company or any other Employer.

Participants may elect to make their contributions on a before or after tax basis, or a combination thereof. Employer contributions are made on a "pretax" basis. Highly compensated participants may be required to reduce the amount of "pretax" contributions made to or held by the Plan on their behalf in order to permit the Plan to satisfy the nondiscrimination requirements of Section 401(k) of the Internal Revenue Code.

Participants are fully vested in their account balances.
Withdrawals and distributions are handled in accordance with the Plan provisions and are subject to certain regulatory restrictions. The trustee holds all of the Plan's investment assets and executes transactions therein.

Although it has not expressed an intent to do so, the Company has the right under the Plan document to discontinue contributions at any time and to terminate the Plan subject to the provisions of ERISA.

The Company is the Plan administrator and bears the related costs, except for investment-related and trustee fees, which are paid by the Plan.

                   Employees Savings Plan

3. Commingled Master Trust Investments

All of the investments of the Plan as of December 31, 1997 and 1996 were held in a Master Trust under a Master Trust
Agreement between Reynolds Metals Company and The Northern
Trust Company, as trustee, and are commingled with the assets of three other savings plans of the Company and one of its subsidiaries. Net assets and net investment gains from the Master Trust are allocated to participating plans based on the aggregate account balances of individual participants in each plan.

Substantially all the assets held in the Balanced Investment Fund and the Diversified Equities Fund are invested in the Vanguard STAR Fund and the Vanguard Institutional Index
Fund, respectively. These are no-load mutual funds held and managed by the Vanguard Group of Investment Companies. Substantially all of the assets held in the International Equities Fund and the Small Capitalization Equities Fund are invested in the T. Rowe Price Foreign Equity Fund and the T. Rowe Price Small-Cap Value Fund, respectively. These are no-load mutual funds held and managed by T. Rowe Price Associates, Inc.

The assets of the Interest Income Fund generally are invested in guaranteed investment contracts ("GICs") at a fixed rate of return and structured investment contracts
("SICs") with various insurance companies and banks.
SICs represent high grade investments held in the name of the Master Trust in conjunction with a corresponding contract with the issuer of the SIC to provide a fixed or variable rate of return (based on investment experience and reset quarterly) on the cost of the investment. GICs and SICs generally provide for the full repayment of principal and interest. Upon the occurrence of certain events (including layoffs by the Company or its applicable affiliates), however, market value of the GIC or SIC, if lower than book value, may be repaid (a "Market Value Adjustment"). Currently, in the opinion of the Company, the likelihood of a material loss to the Plan as a result of such a Market Value Adjustment is remote. The annual rate of return on these contracts during 1997 and 1996 was 6.3% and 6.3%, respectively. The current yield on these contracts at December 31, 1997 was 6.3% (6.4% at December 31, 1996). Interest is credited to participants' accounts on the dollar-weighted average (blended rate) basis. The fair value of the Plan's GICs approximates contract value.

No individual SIC or GIC exceeded 5% of the Master Trust's assets, except for a SIC with Transamerica Life with a balance of approximately $39,000 at December 31, 1997.

Cash and cash equivalents of the Master Trust are invested in a short-term investment fund managed by The Northern
Trust Company.

                     Employees Savings Plan

3. Commingled Master Trust Investments (continued)

During 1997 and 1996, certain assets of the Plan were transferred into other plans and from other plans of the Company as a result of employee transfers. There was no effect on any participant's accounts as a result of the transfer.

Summarized financial fund information of the commingled accounts within the Master Trust is presented below:

                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
MASTER TRUST NET ASSETS-1997
Assets
 Accrued Income                         $  1,082                                                                    $  1,082
 Cash and cash equivalents                 2,247   $     47     $    11    $ 40,726   $     6  $    25                43,062
 Contributions receivable                    598        195         215         671        79       56    $    13      1,827
 Investments:
  Common stock                           189,068          -           -           -         -        -          -    189,068
  Investment contracts                         -          -           -     195,952         -        -          -    195,952
  Mutual funds                                 -    131,723      46,727           -    10,219   34,639          -    223,308
  Loans to participants                        -          -           -           -         -        -     19,962     19,962
                                       ---------------------------------------------------------------------------------------
Master Trust net assets                 $192,995   $131,965     $46,953    $237,349   $10,304  $34,720    $19,975   $674,261
                                       =======================================================================================
Portion of Master Trust
 allocable to the Plan                  $  1,327   $  2,046     $   823    $  4,683   $   177  $   639    $   438   $ 10,133
Percent                                        1%         2%          2%          2%        2%       2%         2%         2%


                             Employees Savings Plan

                    Notes to Financial Statements (continued)



3. Commingled Master Trust Investments (continued)

                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
MASTER TRUST NET ASSETS-1996
Assets
 Accrued Income                         $    997                                                                    $    997
 Cash and cash equivalents                 2,213   $    48      $     3    $ 17,070   $    4   $     3                19,341
 Contributions receivable                    259       209          183         143       56       166                 1,016
 Investments:
  Common stock                           160,346         -            -           -        -         -               160,346
  Investment contracts                         -         -            -     220,145        -         -               220,145
  Mutual funds                                 -    88,863       36,576           -    8,640    19,993               154,072
  Loans to participants                        -         -            -           -        -         -    $19,326     19,326
                                       ---------------------------------------------------------------------------------------
Total assets                             163,815    89,120       36,762     237,358    8,700    20,162     19,326    575,243

Liabilities
 Accounts payable                              1         -            -          12        -         -          -         13
                                       ---------------------------------------------------------------------------------------
Master Trust net assets                 $163,814   $89,120      $36,762    $237,346   $8,700   $20,162    $19,326   $575,230
                                       =======================================================================================
Portion of Master Trust
 allocable to the Plan                  $    243   $   649      $   345    $  3,881   $   71   $   152    $   255   $  5,596
Percent                                        1%        1%           1%          2%       1%        1%         1%         1%


                             Employees Savings Plan

                    Notes to Financial Statements (continued)




3. Commingled Master Trust Investments (continued)

                                                                                                Small
                                                                                      Inter-   Capita-
                                         Reynolds  Diversified  Balanced   Interest  national  lization
                                           Stock     Equities  Investment   Income   Equities  Equities    Loan
                                           Fund       Fund        Fund       Fund      Fund      Fund      Fund      Total
                                       ---------------------------------------------------------------------------------------
CHANGES IN MASTER TRUST
ASSETS - 1997
 Additions:
  Contributions from plans              $ 11,682   $ 13,182     $5,775     $ 28,736   $ 2,090  $ 4,979              $ 66,444

  Net realized and unrealized
   appreciation (depreciation)
   of investments                          9,977     29,085      6,564            -       109    6,267                52,002
  Interest and dividends                   4,107      1,976      1,427       15,552       135      549    $ 1,707     25,453
  Assets transferred into
     Master Trust                         11,809          -          -            -         -        -         25     11,834
                                       ---------------------------------------------------------------------------------------
                                          37,575     44,243     13,766       44,288     2,334   11,795      1,732    155,733
                                       ---------------------------------------------------------------------------------------

 Deductions:
  Distributions to plans                  19,011      7,595      2,787       23,616       800    1,623      1,270     56,702
  Administrative expenses                      -          -          -            -         -        -          -          -
                                       ---------------------------------------------------------------------------------------
                                          19,011      7,595      2,787       23,616       800    1,623      1,270     56,702
 Interfund transfers-net                  10,617      6,197       (788)     (20,669)       70    4,386        187          -
                                       ---------------------------------------------------------------------------------------
Net additions                             29,181     42,845     10,191            3     1,604   14,558        649     99,031

Master Trust net assets at
 beginning of period                     163,814     89,120     36,762      237,346     8,700   20,162     19,326    575,230

                                       ---------------------------------------------------------------------------------------
Master Trust net assets at end
 of period                              $192,995   $131,965    $46,953     $237,349   $10,304  $34,720    $19,975   $674,261
                                       =======================================================================================


                   Employees Savings Plan

4. Differences Between Financial Statements and Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                             December 31,
                                             1997    1996
                                          -------------------
Net assets available for benefits per
 the financial statements                  $10,133   $5,596

Amounts allocated to withdrawn
 participants                                   13       11
                                          -------------------
Net assets available for benefits per
 the Form 5500                             $10,120   $5,585
                                          ===================

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                               Year ended
                                              December 31,
                                                  1997
                                             ---------------

Benefits paid to participants per the
 financial statements                            $957
Add:  Amounts allocated on Form 5500 to
 withdrawn participants in the current year        13
Less:  Amounts allocated on Form 5500 to
 withdrawn participants in the prior year         (11)
                                             ---------------
Benefits paid to participants per the Form
 5500                                            $959
                                             ===============
5. Income Taxes

The Internal Revenue Service has determined that the Plan qualifies under Section 401(a) of the Internal Revenue Code
(the "Code"). As long as the Plan continues to be qualified, under present Federal income tax laws and regulations participants will not be taxed on employer contributions or investment earnings allocated to their account. Participants will normally be subject to tax thereon at such time as they receive distributions from the Plan. As long as the Plan continues to be qualified, the Plan will not be taxed on its dividend and interest income or on any capital gains realized by it or any unrealized appreciation of investments.

                       INDEX TO EXHIBITS


Exhibit A     Consent of Independent Auditors

                                                        EXHIBIT A





                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-53847) pertaining to the Employees Savings Plan and in the related Prospectus of our report dated June 19, 1998, with respect to the financial statements of the Employees Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                        /s/ ERNST & YOUNG LLP



Richmond, Virginia
June 19, 1998